EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS FIRST QUARTER
NET INCOME OF $11.4 MILLION OR $0.22 PER DILUTED SHARE
AND CORE NET INCOME OF $12.4 MILLION OR $0.24 PER DILUTED SHARE

•	Net income increase of 98% over the prior year first quarter;
•	Yield on $252.5 million of new loans up sequentially 50 basis points to 4.00%;
•	Legacy credit expenses down 14% and 30% over the prior year fourth and first quarter, respectively;
•	ROA and core ROA increased 38 and 21 basis points to 0.70% and 0.76%, respectively, over the prior year first quarter; and
•	Tangible Book Value per share increased to $18.69.

Coral Gables, Fla. (April 17, 2014) – Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported first quarter 2014 net income of $11.4 million, or $0.22 per diluted share, compared with  net income of $12.2 million, or $0.23 per diluted share, for the fourth quarter of 2013 and net income of $5.8 million, or $0.10 per diluted share, for the first quarter of 2013, an increase of 120% in net income per diluted share, over the prior year first quarter.  Core net income for the first quarter of 2014 was $12.4 million, or $0.24 per diluted share, compared with core net income of $13.0 million, or $0.25 per diluted share, for the fourth quarter of 2013 and core net income of $9.9 million, or $0.18 per diluted share, for the first quarter of 2013, an increase of 33% in core net income per diluted share over the prior year first quarter.

Core adjustments for the first quarter of 2014 included $0.5 million of non-cash equity compensation associated with original founder awards, $0.8 million of contingent value right (“CVR”) expense and a $0.2 million gain on investment securities. The reconciliation of non-GAAP measures (including core net income, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., commented, “I was very pleased with the growth in checking balances and net new accounts in our consumer bank.  Loan originations came down sequentially from the fourth quarter, but we are working diligently to drive origination and portfolio growth in the remainder of 2014.”

Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp., added, “Our earnings, expenses, yields, and margin were all in line with our expectations and our previous guidance.  While we have yet to see the benefits of the strengthening southeastern economy, we don't see any obstacles to executing on our business plans through the balance of 2014.”

Loan Portfolio and Composition

During the first quarter, the loan portfolio remained consistent at $4.5 billion.  New originations of $252.5 million were offset by higher-than-expected resolutions totaling $79.4 million, including transfers to OREO of $9.7 million and principal repayments of $178.6 million during the quarter.

The relative composition of the Company’s loan portfolio at the end of the first quarter of 2014 and fourth and first quarters of 2013 was as follows:

	March 31, 2014	December 31, 2013	March 31, 2013
Commercial real estate	26%	27%	31%
Commercial	41%	41%	37%
Consumer	30%	30%	30%
Other	3%	2%	2%
Total	100%	100%	100%

Deposits, Composition and Yields

During the first quarter, total deposits remained consistent at $5.2 billion. Continued planned shrinkage in high-cost legacy time deposits and the increase in demand deposit and non-interest bearing accounts, increased our core deposits to 73.4% of total deposits as compared to 72.1% in the fourth quarter of 2013.  Record net new checking account growth contributed to the increase in core deposits for the quarter.

The cost of deposits remained flat at 0.34% from the fourth quarter of 2013 and declined twelve basis points from the first quarter of 2013.  Lower average balances and rates in high-cost legacy time deposits drove the improvement over the prior year first quarter.

Net Interest Income and Net Interest Margin

Net interest income decreased $3.3 million to $62.5 million from $65.7 million for the fourth quarter of 2013 and decreased $4.7 million from $67.1 million for the first quarter of 2013.  The decrease over the prior year fourth quarter was mainly due to decreased loan yields partially offset by higher average loan balances and a decline in high-cost legacy time deposits.  The decrease over the prior year first quarter was mainly due to decreased loan balances and yields partially offset by increased securities average balances and yields, a decline in high-cost legacy time deposits and the extinguishment of debt through the prepayment of $42.5 million of high coupon trust preferred securities during 2013.

The net interest margin for the first quarter of 2014 was 4.41%, a decrease of eleven basis points from the fourth quarter of 2013 and an increase of 8 basis points from the first quarter of 2013. The decrease over the prior year fourth quarter was mainly driven by decreased loan yields partially offset by the decline in average balances in high-cost legacy time deposits. The increase over the prior year first quarter was largely driven by increased securities average balances and yields, the decline in average balances and rates in high-cost legacy time deposits and the reduction in high coupon trust preferred debt pre-paid in the third and first quarter of 2013.

The average yield for first quarter of 2014 loan originations increased to 4.0% from 3.5% in the fourth quarter of 2013 as our production mix in the prior year fourth quarter favored lower variable rate commercial and industrial financing.  The average yield of loan originations for the prior year first quarter was 4.38%.

Non-Interest Income

Non-interest income decreased $1.9 million to $11.4 million for the first quarter of 2014 from $13.3 million for the fourth quarter of 2013 and increased $0.5 million from $10.9 million for the first quarter of 2013.  The decrease over the prior year fourth quarter was mainly driven by the absence of favorable legal settlements recorded in the fourth quarter and a decrease in service charges on deposit accounts and mortgage fees due to reduced volumes of sold mortgage loans. The increase over the prior year first quarter was mainly driven by an increase of $1.0 million in investment advisory and trust fees partially offset by a decrease in service charges on deposit accounts and mortgage fees as noted above.

Provision for Loan Losses and Credit Quality

The provision for loan losses of $2.5 million for originated loans was offset by $2.5 million in reversals of impairments due to improvements in cash flow expectations on certain acquired impaired loan pools resulting in a net provision reversal of $24 thousand.  Net charge-offs for the first quarter of 2014 were $1.2 million.

The provision for originated loans served to increase the related allowance to $20.2 million, or 0.85% of the $2.4 billion in originated loans outstanding.

During the first quarter, non-performing loans decreased by $28.6 million to $237.0 million, or 5.2% of total loans, from $265.6 million, or 5.8% of total loans, at the end of the fourth quarter of 2013.  Acquired impaired loans greater than 90 days past due and still accruing decreased by $26.9 million  to $226.9 million, or 13.0% of total acquired impaired loans, from $253.8 million, or 13.5% of total acquired impaired loans, at the end of the fourth quarter.   Nonaccrual loans decreased to $10.1 million or 0.36% of total non-purchased credit impaired loans from $11.8 million, or 0.44%, at the end of the fourth quarter.

Non-Interest Expense

Non-interest expense decreased to $55.2 million for the first quarter of 2014 from $56.3 million for the fourth quarter of 2013 and decreased from $61.3 million for the first quarter of 2013. The decrease over the prior year fourth and first quarters was largely driven by lower legacy credit expenses reflecting the continued resolution of special assets and a decrease in stock-based compensation expense associated with original founder awards.

Income Tax Expense

Income tax expense was $7.2 million for the first quarter of 2014, an effective income tax rate of 38.7%.  Income tax expense was $7.3 million for the fourth quarter of 2013, an effective income tax rate of 37.3%.  For the first quarter of 2013, the Company reported an income tax expense of $5.5 million, an effective income tax rate of 49.0%.  The higher prior year first quarter effective rate was due to the change in value of the contingent value right (“CVR”) in connection with the Company’s legacy Green Bankshares portfolio.  The change in estimated value of the CVR is not deductible for income tax purposes.

Financial Position

Total assets decreased by $68.9 million to $6.5 billion as of March 31, 2014 from $6.6 billion as of December 31, 2013.  During the quarter, the Company’s investment securities decreased by $43.4 million as a result of principal payments partially offset by an improvement in market values of available-for-sale securities.

FHLB borrowings decreased by $75.0 million as a result of repayments during the first quarter of 2014.  Total shareholders’ equity decreased by $9.0 million during the first quarter of 2014 to $1.1 billion at March 31, 2014.  During the quarter, the Company repurchased 968,865 shares of its common stock at an average price of $23.39 per share.  Tangible book value per share was $18.69 as of March 31, 2014, an increase of $0.14 over December 31, 2013 and $0.52 over March 31, 2013.

The Company’s national bank subsidiary, Capital Bank N.A., has Tier 1, Tier 1 Risk-Based and Total Risk-Based capital ratios of 13.7%, 18.1% and 19.3%, respectively, as of March  31, 2014, under currently applicable regulations.

Conference Call

The Company will host a conference call after market close today at 5:00 p.m. Eastern Time.  The number to call for this interactive teleconference is (719) 325-2494, and the confirmation pass code is 2398898. Please dial in 10 minutes prior to the beginning of the call. The live broadcast of the conference call will be available online at the Company’s web site at www.capitalbank-us.com, by following the link to Investor Relations.  An on-line replay of the call will be available at the same site for 90 days.  A telephonic replay of the conference call will be available through April 25, 2014, by dialing (719) 457-0820 and entering pass code 2398898.

Forward Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the  annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate the acquired business into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; and (9) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, tangible book value and tangible book value per share are each non-GAAP measures used in this report.  A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release.  The Company believes core net income is useful for both investors and management to understand the effects of certain non-interest items and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors.  Core net income should not be viewed as a substitute for net income.  The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions.  The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors.  These measures should not be viewed as a substitute for total shareholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for analyses of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a national bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank N.A., a national banking association with $6.5 billion in total assets as of March 31, 2014, and 163 full-service banking offices throughout Florida, North Carolina, South Carolina, Tennessee and Virginia. To learn more about Capital Bank, N.A., please visit www.capitalbank-us.com.

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Interest and dividend income	$68,543	$71,981	$72,480	$73,189	$76,106
Interest expense	6,090	6,258	7,094	7,837	8,992
Net Interest Income	62,453	65,723	65,386	65,352	67,114
Provision (reversal) for loan losses	(24)	3,265	984	4,467	5,402
Non-Interest Income
Service charges on deposit accounts	5,436	5,858	6,034	6,335	6,342
Debit card income	2,844	2,864	2,854	2,979	2,836
Fees on mortgage loans originated and sold	759	1,082	1,477	1,601	1,241
Investment advisory and trust fees	1,261	1,075	740	357	283
FDIC indemnification asset expense	(2,165)	(1,877)	(502)	(1,108)	(2,169)
Investment securities gains (losses), net	174	164	(247)	205	–
Other-than-temporary impairment losses on investments:
Gross impairment loss	–	–	(54)	–	–
Less: Impairments recognized in other comprehensive income	–	–	–	–	–
Net impairment losses recognized in earnings	–	–	(54)	–	–
Other income	3,060	4,105	4,978	3,137	2,376
Total non-interest income	11,369	13,271	15,280	13,506	10,909
Non-Interest Expense
Salaries and employee benefits	23,498	23,969	22,668	22,638	20,784
Stock-based compensation expense	728	1,127	1,371	1,364	1,577
Net occupancy, equipment and software expense	10,467	10,447	10,740	10,503	10,730
OREO valuation expense	3,573	3,190	6,045	6,539	6,260
(Gain) loss on sales of OREO	(721)	(278)	188	(2,535)	(857)
Foreclosed asset related expense	1,459	1,046	1,265	2,225	1,419
Loan workout expense	1,177	1,682	2,063	2,236	2,064
Conversion and merger related expense	–	–	(19)	140	113
Professional fees	2,004	2,409	2,426	2,344	2,648
CVR expense (income)	767	298	(776)	428	2,883
(Gain) loss on extinguishment of debt	–	–	(430)	–	308
Legal settlement expense	3	8	535	–	–
Other expense	12,269	12,353	13,187	13,500	13,384
Total non-interest expense	55,224	56,251	59,263	59,382	61,313
Income before income taxes	18,622	19,478	20,419	15,009	11,308
Income tax expense	7,208	7,272	8,975	5,580	5,543
Net income	$11,414	$12,206	$11,444	$9,429	$5,765

Basic earnings per share	$0.23	$0.24	$0.22	$0.18	$0.11
Diluted earnings per share	$0.22	$0.23	$0.22	$0.17	$0.10

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	March 31, 2014	Dec. 31, 2013	March 31, 2013
Assets
Cash and due from banks	$122,145	$118,937	$93,251
Interest-bearing deposits with banks	52,735	45,504	417,206
Total cash and cash equivalents	174,880	164,441	510,457
Trading securities	6,562	6,348	–
Investment securities held-to-maturity at amortized cost (fair value $449,739, $459,693 and $0, respectively)	449,131	465,098	–
Investment securities available-for-sale at fair value (amortized cost $658,971, $688,717 and $1,115,706, respectively)	657,788	685,441	1,131,957
Loans held for sale	4,833	8,012	12,588
Loans, net of deferred loan costs and fees	4,541,652	4,544,017	4,633,598
Less: Allowance for loan losses	55,606	56,851	57,171
Loans, net	4,486,046	4,487,166	4,576,427
Other real estate owned	120,270	129,396	151,613
FDIC indemnification asset	28,744	33,610	44,261
Receivable from FDIC	5,832	7,624	7,277
Premises and equipment, net	178,629	179,855	197,171
Goodwill	134,522	131,987	131,987
Intangible assets, net	22,111	23,365	27,315
Deferred income tax asset, net	158,074	166,762	178,972
Accrued interest receivable and other assets	121,202	128,456	125,580
Total Assets	$6,548,624	$6,617,561	$7,095,605
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$1,000,914	$923,993	$901,191
Negotiable order of withdrawal accounts	1,326,555	1,321,903	1,274,185
Money market	945,354	961,526	1,095,240
Savings	536,948	530,144	508,992
Time deposits	1,382,422	1,447,497	1,919,091
Total deposits	5,192,193	5,185,063	5,698,699
Federal Home Loan Bank advances	21,231	96,278	1,415
Short-term borrowings	30,453	24,850	29,980
Long-term borrowings	138,837	138,561	146,490
Accrued interest payable and other liabilities	62,154	60,021	58,155
Total liabilities	5,444,868	5,504,773	5,934,739
Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	$–	$–	$–
Common stock-Class A $0.01 par value: 200,000 shares authorized, 36,405 issued and 32,475 outstanding, 36,212 issued and 33,051 outstanding and 33,048 issued and 32,905 outstanding, respectively	364	362	330
Common stock-Class B $0.01 par value: 200,000 shares authorized, 19,454 issued and 18,654 outstanding, 19,647 issued and 19,047 outstanding and 22,798 issued and outstanding, respectively	194	196	228
Additional paid in capital	1,082,963	1,082,235	1,078,372
Retained earnings	118,899	107,485	74,405
Accumulated other comprehensive (loss) income	(6,042)	(7,528)	9,986
Treasury stock, at cost, 4,730, 3,761 and 143 shares, respectively	(92,622)	(69,962)	(2,455)
Total shareholders’ equity	1,103,756	1,112,788	1,160,866
Total Liabilities and Shareholders’ Equity	$6,548,624	$6,617,561	$7,095,605

CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(In thousands)
(Unaudited)

	March 31, 2014	Dec. 31, 2013	March 31, 2013
Loans
Non-owner occupied commercial real estate	$790,698	$775,733	$892,394
Other commercial construction and land	256,190	300,494	409,359
Multifamily commercial real estate	68,701	67,688	76,202
1-4 family residential construction and land	79,508	71,351	80,298
Total commercial real estate	1,195,097	1,215,266	1,458,253
Owner occupied commercial real estate	1,061,571	1,058,148	1,051,903
Commercial and industrial	806,359	803,736	647,075
Leases	2,513	2,676	-
Total commercial	1,870,443	1,864,560	1,698,978
1-4 family residential	801,573	804,322	830,487
Home equity	382,946	386,366	418,994
Other consumer	183,611	170,526	137,865
Total consumer	1,368,130	1,361,214	1,387,346
Other	112,815	110,989	101,609
Total loans	$4,546,485	$4,552,029	$4,646,186
Deposits
Non-interest bearing demand	$1,000,914	$923,993	$901,191
Negotiable order of withdraw accounts	1,326,555	1,321,903	1,274,185
Money market	945,354	961,526	1,095,240
Savings	536,948	530,144	508,992
Total core deposits	3,809,771	3,737,566	3,779,608
Time deposits	1,382,422	1,447,497	1,919,091
Total deposits	$5,192,193	$5,185,063	$5,698,699

CAPITAL BANK FINANCIAL CORP.
OTHER FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March, 31 2013
Net loan charge-offs	$1,221	$2,807	$1,422	$4,806	$5,493
Annualized net charge-offs/average loans	0.11%	0.08%	0.04%	0.21%	0.47%
Allowance for loan losses	$55,606	$56,851	$56,393	$56,832	$57,171
Allowance for loan losses/ total loans	1.22%	1.25%	1.26%	1.24%	1.23%
Non-accrual loans	$10,107	$11,810	$13,824	$11,054	$18,362
Acquired impaired loans >90 days past due and still accruing	$226,941	$253,817	$261,470	$300,452	$344,012
Total interest-earning assets	$5,750,896	$5,798,794	$5,768,187	$5,954,573	$6,231,405
Other real estate owned	$120,270	$129,396	$129,654	$142,792	$151,613
Goodwill and intangibles, net of accumulated amortization	$156,633	$155,351	$156,667	$157,983	$159,302
Tax equivalent net interest margin	4.41%	4.52%	4.45%	4.32%	4.33%
Efficiency ratio	74.8%	71.2%	73.5%	75.3%	78.6%
ROA	0.70%	0.74%	0.69%	0.54%	0.32%
ROE	4.09%	4.39%	4.12%	3.30%	1.98%
Average diluted common shares outstanding	51,932	52,227	52,411	54,062	55,493
End of quarter common shares outstanding	51,129	52,098	52,419	53,019	55,703
Average Equity	$1,114,938	$1,111,876	$1,111,550	$1,142,000	$1,164,861
Total equity	$1,103,756	$1,112,788	$1,107,825	$1,102,751	$1,160,866
Book value per common share	$21.59	$21.36	$21.13	$20.80	$20.84
Tangible book value per common share	$18.69	$18.55	$18.33	$18.01	$18.17
Tier 1 capital to average assets – Capital Bank, N.A.	13.7%	13.4%	12.8%	13.5%	12.8%
Tier 1 capital to risk weighted assets – Capital Bank, N.A.	18.1%	17.7%	17.4%	18.7%	18.3%
Total capital to risk weighted assets – Capital Bank, N.A.	19.3%	18.9%	18.7%	19.9%	19.6%
Average Assets	$6,554,068	$6,597,722	$6,680,667	$6,962,653	$7,200,085
Total Assets	$6,548,624	$6,617,561	$6,601,311	$6,807,236	$7,095,605

	Three Months Ended
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Provision (reversal) on legacy loans	$(2.5)	$(1.2)	$(0.1)	$2.5	$(3.1)
FDIC indemnification asset expense	2.2	1.9	0.5	1.1	2.2
Foreclosed asset related expense	4.3	4.0	7.5	6.2	6.9
Loan workout expense	1.2	1.6	2.0	2.2	2.0
Salaries and employee benefits	1.3	1.3	1.3	1.3	1.3
Total legacy credit expenses	$6.5	$7.6	$11.2	$13.3	$9.3

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2014			Three Months Ended December 31, 2013
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Interest earning assets
Loans	$4,542,255	$63,404	5.66%	$4,505,159	$66,735	5.88%
Investments	1,141,231	4,801	1.71%	1,186,466	4,943	1.65%
Interest bearing deposits	47,526	25	0.21%	57,953	33	0.23%
Other**	43,123	581	5.46%	40,866	543	5.27%
Total interest earning assets	5,774,135	$68,811	4.83%	5,790,444	$72,254	4.95%
Non-interest earning assets	779,933			807,278
Total Assets	$6,554,068			$6,597,722
Interest bearing liabilities
Time	$1,413,731	$2,970	0.85%	$1,513,038	$3,155	0.83%
Money market	948,738	526	0.22%	947,429	519	0.22%
NOW	1,313,700	538	0.17%	1,288,723	550	0.17%
Savings	532,823	282	0.21%	531,930	286	0.21%
Total interest bearing deposits	4,208,992	4,316	0.42%	4,281,120	4,510	0.42%
Short-term borrowings and FHLB Advances	103,851	70	0.27%	48,466	21	0.17%
Long-term borrowings	135,317	1,704	5.11%	134,813	1,726	5.08%
Total interest bearing liabilities	4,448,160	$6,090	0.56%	4,464,399	$6,257	0.56%
Non-interest bearing deposits	942,006			964,823
Other Liabilities	48,964			56,624
Shareholders' equity	1,114,938			1,111,876
Total Liabilities and shareholders' equity	$6,554,068			$6,597,722

Net interest income and spread		$62,721	4.28%		$65,997	4.39%
Net interest margin			4.41%			4.52%

* Presented on a fully tax equivalent basis
** Includes Federal Reserve Bank, Federal Home Loan Bank and Independent Bankers Bank of Florida stocks

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Interest earning assets
Loans	$4,542,255	$63,404	5.66%	$4,672,302	$71,956	6.25%
Investments	1,141,231	4,801	1.71%	1,006,647	3,549	1.43%
Interest bearing deposits	47,526	25	0.21%	586,345	371	0.26%
Other**	43,123	581	5.46%	38,866	490	5.11%
Total interest earning assets	5,774,135	$68,811	4.83%	6,304,160	$76,366	4.91%
Non-interest earning assets	779,933			895,925
Total Assets	$6,554,068			$7,200,085
Interest bearing liabilities
Time	$1,413,731	$2,970	0.85%	$1,986,343	$5,035	1.03%
Money market	948,738	526	0.22%	1,113,841	629	0.23%
NOW	1,313,700	538	0.17%	1,275,914	555	0.18%
Savings	532,823	282	0.21%	503,714	258	0.21%
Total interest bearing deposits	4,208,992	4,316	0.42%	4,879,812	6,477	0.54%
Short-term borrowings and FHLB Advances	103,851	70	0.27%	43,250	14	0.13%
Long-term borrowings	135,317	1,704	5.11%	170,912	2,499	5.93%
Total interest bearing liabilities	4,448,160	$6,090	0.56%	5,093,974	$8,990	0.72%
Non-interest bearing deposits	942,006			888,834
Other Liabilities	48,964			52,316
Shareholders' equity	1,114,938			1,164,961
Total Liabilities and shareholders' equity	$6,554,068			$7,200,085

Net interest income and spread		$62,721	4.28%		$67,376	4.19%
Net interest margin			4.41%			4.33%

* Presented on a fully tax equivalent basis
** Includes Federal Reserve Bank, Federal Home Loan Bank and Independent Bankers Bank of Florida stocks

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

CORE NET INCOME	Three Months Ended
(Dollars in millions)	March 31, 2014		December 31, 2013		March 31, 2013

Net Income	$11.4	$11.4	$12.2	$12.2	$5.8	$5.8
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax

Adjustments
Non-interest income
Security gains*	$(0.2)	$(0.1)	$(0.2)	$(0.1)	$–	$–
Non-interest expense
Stock-based compensation expense*	0.5	0.3	0.9	0.6	1.6	1.0
CVR expense	0.8	0.8	0.3	0.3	2.9	2.9
Legal and merger (professional fees)	–	–	–	–	0.1	0.1
Loss on extinguishment of debt*	–	–	–	–	0.3	0.2
Taxes
Tax effect of adjustments*	$(0.1)	N/A	$(0.2)	N/A	$(0.8)	N/A
Core Net Income	$12.4	$12.4	$13.0	$13.0	$9.9	$9.9
Average Assets	$6,554		$6,598		$7,202
ROA	0.70%		0.74%		0.32%
Core ROA**	0.76%		0.79%		0.55%

* Tax effected at an income tax rate of 38.84%
** Core ROA: Annualized core net income / average assets

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Unaudited)

CORE EFFICIENCY RATIO	Three Months Ended
(Dollars in millions)	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013

Net interest income	$62.5	$65.7	$65.4	$65.4	$67.1
Reported non-interest income	11.4	13.3	15.3	13.5	10.9
Less: Securities gain (losses)	0.2	0.2	(0.1)	0.2	–
Core non-interest income	$11.2	$13.1	$15.4	$13.3	$10.9
Reported non-interest expense	$55.2	$56.3	$59.3	$59.4	$61.3
Less: Stock-based compensation expense	0.5	0.9	1.1	1.4	1.6
Less: CVR expense (income)	0.8	0.3	(0.8)	0.4	2.9
Less: Conversion and severance expenses (conversion and merger expenses and salaries and employees benefits)	–	–	–	0.1	–
Less: Legal settlement expenses	–	–	–	–	0.1
Less: (Gain) Loss on extinguishment of debt	–	–	(0.4)	–	0.3
Core non-interest expense	$53.9	$55.0	$59.3	$57.5	$56.4
Efficiency Ratio	74.81%	71.21%	73.47%	75.30%	78.58%
Core Efficiency Ratio**	73.22%	69.78%	73.43%	73.06%	72.33%

** Core Efficiency Ratio: Core non-interest expense / (Core non-interest income + Net interest income)

TANGIBLE BOOK VALUE	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013

Total shareholders' equity	$1,103,756	$1,112,788	$1,107,825	$1,102,751	$1,160,866
Less: goodwill, core deposits intangibles, net of taxes	(148,045)	(146,258)	(147,061)	(147,865)	(148,671)
Tangible book value	$955,711	$966,530	$960,764	$954,886	$1,012,195
Common shares outstanding	51,129	52,098	52,419	53,019	55,703
Tangible book value per share***	$18.69	$18.55	$18.33	$18.01	$18.17

*** Tangible book value is equal to book value less goodwill and core deposit intangibles, net of related deferred tax liabilities